Exhibit 99.1

NEWS RELEASE
 TO BUSINESS EDITOR:
PEOPLES FINANCIAL SERVICES CORP. REPORTS EARNINGS

Hallstead, PA, October 16 – Peoples Financial Services Corp. (OTCBB:PFIS) today reported earnings for the nine months ended September 30, 2013, of $6,305 thousand or $2.04 per share, a decrease of $639 thousand or 9.2%, compared to $6,944 thousand or $2.23 per share for the same period last year. Earnings for the third quarter 2013 totaled $1,743 thousand or $0.56 per share, a decrease of $497 thousand or 22.2%, compared to $2,240 thousand or $0.72 per share for the third quarter of 2012. The decreases in both year-to-date and quarter-to-date earnings were caused primarily by the recognition of costs associated with the pending merger between and amongst Peoples Financial Services Corp. and Penseco Financial Services Corporation.

Return on average assets was 0.98% for the third quarter and 1.23% for the nine months ended September 30, 2013, compared to 1.38% and 1.46% for the respective periods of 2012. Return on average stockholders’ equity was 10.44% and 12.81%, respectively, for the third quarter and year-to-date 2013, compared to 14.26% and 15.41% for the same periods of 2012.

“Despite us continuing to incur necessary costs to consummate the business combination expected to be completed in the fourth quarter of 2013, our core earnings continued to improve as evidenced by a 7.0% improvement in our net interest income in 2013. We are confident that the shareholders of both entities will recognize the exceptional value created through the combination of two local community banks having long established histories of providing excellent service and extensive community support to Northeastern Pennsylvania and the Southern Tier of New York State. Our Board of Directors unanimously supports the merger and recommends that shareholders vote in favor of all of the proposals presented in the joint proxy statement,” stated Alan W. Dakey, President and Chief Executive Officer. “With respect to Peoples Financial Services Corp. specifically, we are very pleased with the growth in our balance sheet in 2013. We continued to generate strong growth in deposits and our loan portfolio grew significantly in the commercial sector. We look forward to the pending merger and will continue to remain steadfast to our objectives to improve our noninterest revenue sources as well as maintaining a favorable net interest margin,” concluded Dakey.

HIGHLIGHTS

•	Net interest income improved 7.0% in 2013 over the prior year.

•	Year-over-year loan growth approximated 11.3% annualized in 2013.

•	Deposits grew $47.5 million or 11.1% annualized in 2013.

•	Nonperforming assets decreased 11.8% from year-end 2012.

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the nine months ended September 30, improved $1,071 thousand or 5.9% to $19,164 thousand in 2013 from $18,093 thousand in 2012. A $439 thousand increase in tax-equivalent interest revenue was aided by a decrease in interest expense of $632 thousand. Growth in average earning assets of $49.2 million offset partially by a 28 basis point decrease in the tax-equivalent yield on earning assets were the primary factors contributing to the increase in interest revenue. Specifically, the tax-equivalent yield on the loan portfolio decreased 19 basis points to 5.22% in 2013 from 5.41% in 2012. In addition, average loans increased $26.7 million or 5.8% comparing the nine months ended September 30, 2013 and 2012.  The tax-equivalent yield on the investment portfolio decreased 30 basis points to 3.08% in 2013 from 3.38% in 2012. Average investments increased $14.8 million or 11.2% in 2013. Partially offsetting the negative effects of the yield decrease and aiding the positive effects of earning asset growth was a decrease of 24 basis points in the cost of funds, which was the primary factor leading to the decreased interest expense. The tax-equivalent net interest margin for the nine months ended September 30 decreased 9 basis points to 3.94% in 2013 from 4.03% in 2012. The net interest margin for the third quarter of 2013 decreased to 3.86% compared to the third quarter of 2012 at 3.89%.

The provision for loan losses was $495 thousand for the nine months ended September 30, 2013, and $1,365 thousand for the same nine months of 2012.  The provision for loan losses was $165 thousand for the third quarter of 2013 compared to $330 thousand for the same period last year.

Noninterest income totaled $3,573 thousand for the nine months ended September 30, 2013, a decrease of $268 thousand or 7.0% from $3,841 thousand for the same nine months of last year. Noninterest income in 2012 included a $383 thousand gain on the sale of investment securities available-for-sale. Mortgage banking income decreased 29.9% to $458 thousand in 2013 from $653 thousand in 2012 while wealth management income increased 27.8% to $589 thousand in 2013 from $461 thousand in 2012.  For the third quarter, noninterest income decreased $126 thousand to $1,135 thousand in 2013, from $1,261 thousand in 2012.

Noninterest expense for the nine months ended September 30, increased $2,202 thousand or 19.9% to $13,259 thousand in 2013 from $11,057 thousand in 2012. Employee-related costs rose $994 thousand or 18.9% as a result of increases in staffing, higher health insurance costs and normal merit increases. Additional equipment-related costs resulted in a $230 thousand or 10.0% increase in net occupancy and equipment expense. The main contributor to the $978 thousand or 28.0% increase in other expenses was various legal and professional fees incurred in conjunction with merger related costs. For the third quarter, noninterest expense totaled $5,060 thousand in 2013, an increase of $1,222 thousand or 31.8% from $3,838 thousand in 2012.

BALANCE SHEET REVIEW

Total assets equaled $714.4 million at September 30, 2013, an increase of $65.0 million compared to $649.4 million at September 30, 2012. Strong loan demand resulted in an increase of $34.7 million or 7.4% in loans, net of unearned income, to $505.1 million at the close of the third quarter of 2013 from $470.4 million one year earlier. There were $11.8 million in federal funds sold as of the end of the third quarter of 2013 compared to $3.5 million at the same point in 2013 as deposit growth outpaced loan growth thus far in 2013. Investment securities available-for-sale amounted to $155.0 million at September 30, 2013, and $139.1 million at September 30, 2012. Despite strong competition for deposits within our market area, total deposits increased $67.4 million comparing September 30, 2013 and 2012.

Stockholders’ equity equaled $68.3 million or $22.12 per share at September 30, 2013, and $65.6 million or $21.05 per share at September 30, 2012. Included in stockholders’ equity was accumulated other comprehensive income related entirely to net unrealized holding gains on available-for-sale investment securities of $2,694 thousand at September 30, 2013, compared to accumulated other comprehensive income of $4,771 thousand at the end of the same period of 2012. Dividends declared for the first nine months were $0.69 per share in 2013 and $0.64 per share in 2012.

Nonperforming assets equaled $11.0 million or 2.17% of loans, net and foreclosed assets at September 30, 2013, compared to $10.6 million or 2.23% one year earlier. Increases in nonaccrual loans and past due accruing loans exceeded the reductions in foreclosed assets.

The allowance for loan losses equaled $6.8 million or 1.35% of loans, net of unearned income, at September 30, 2013, compared to $6.7 million or 1.37% at June 30, 2013, and $6.6 million or 1.41% at December 31, 2012. The allowance for loan losses covered 62.3% of nonperforming assets at the end of the third quarter of 2013, compared to 57.1% at the end of the second quarter and 52.9% at year-end 2012. Loans charged-off, net of recoveries, for the nine months ended September 30, equaled $241 thousand or 0.07% of average loans outstanding in 2013 compared to $417 thousand or 0.12% of average loans outstanding in 2012.

Peoples Financial Services Corporation is the parent company of Peoples Neighborhood Bank (the “Bank”), an independent community bank serving Lackawanna, Wyoming and Susquehanna Counties in Pennsylvania and Broome County in New York through twelve offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of PNB Online Banking services by accessing the Company's website at http://www.peoplesnatbank.com. Peoples Wealth Management, a division of the Bank’s subsidiary Peoples Advisors LLC, provides investment advisory services to the general public. The Company's business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

ADDITIONAL INFORMATION ABOUT THE MERGER:

Peoples Financial Services Corp. filed a registration statement on October 10, 2013, which included a joint proxy statement/prospectus of Penseco Financial Services Corporation and Peoples Financial Services Corp., and other relevant documents concerning the merger with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s website, http://www.sec.gov/. In addition, documents filed with the SEC by Peoples Financial Services Corp. will be available free of charge by written request to Mr. Scott A. Seasock, Senior Vice President and Chief Financial Officer, Peoples Financial Services Corp., 82 Franklin Avenue, Hallstead, Pennsylvania 18822 or oral request to Mr. Seasock at (570)879-6122.

The directors, executive officers, and certain other members of management and employees of Penseco Financial Services Corporation and Peoples Financial Services Corp. are participants in the solicitation of proxies in favor of the merger from the shareholders of Penseco Financial Services Corporation and Peoples Financial Services Corp. Information about the directors and executive officers of Penseco Financial Services Corporation is set forth in its Annual Report on Form 10-K filed on March 14, 2013 for the year ended December 31, 2012 (including the definitive proxy statement filed on April 1, 2013, and incorporated by reference therein). Additional information regarding the interests of such participants, as well as information about the directors and executive officers of Peoples Financial Services Corp. are included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC if and when they become available.

This document is not an offer to sell shares of Peoples Financial Services Corp. securities which may be issued in the proposed transaction. Such securities are offered only by means of the joint proxy statement/prospectus referred to above.

[TABULAR MATERIAL FOLLOWS]

Summary Data
Peoples Financial Services Corp.
Five Quarter Trend
(In thousands, except per share data)

	Sept 30	June 30	March 31	Dec 31	Sept 30
	2013	2013	2013	2012	2012

Key performance data:
Per share data:
Net income	$0.56	$0.74	$0.74	$0.70	$0.72
Cash dividends declared	$0.23	$0.23	$0.23	$0.22	$0.22
Book value	$22.12	$21.89	$21.98	$21.46	$21.05
Tangible book value	$21.96	$21.73	$21.80	$21.28	$20.86
Market value:
High	$35.50	$39.90	$34.00	$31.00	$31.00
Low	$33.50	$33.00	$30.05	$29.50	$28.80
Closing	$34.00	$35.25	$33.00	$30.50	$29.85
Market capitalization	$104,972	$108,824	$101,795	$94,070	$93,083
Common shares outstanding	3,087,406	3,087,206	3,084,706	3,084,256	3,118,356

Selected ratios:

Return on average stockholders' equity	10.44%	13.78%	14.26%	13.51%	14.26%

Return on average assets	0.98%	1.34%	1.40%	1.31%	1.38%

Stockholders' equity to total assets	9.56%	9.81%	10.00%	9.86%	10.11%

Efficiency ratio	68.82%	57.37%	56.48%	56.90%	55.87%

Nonperforming assets to loans, net, and foreclosed assets	2.17%	2.39%	2.61%	2.66%	2.23%

Net charge-offs to average loans, net	0.05%	0.05%	0.10%	0.04%	-0.04%

Allowance for loan losses to loans, net	1.35%	1.37%	1.38%	1.41%	1.34%

Earning assets yield (FTE)	4.50%	4.69%	4.65%	4.57%	4.75%

Cost of funds	0.84%	0.85%	0.90%	0.99%	1.08%

Net interest spread (FTE)	3.66%	3.84%	3.75%	3.58%	3.67%

Net interest margin (FTE)	3.86%	4.03%	3.95%	3.79%	3.89%

Peoples Financial Services Corp.
Consolidated Statements of Income
(In thousands, except per share data)

Nine Months Ended	Sept 30	Sept 30
	2013	2012
Interest income:
Interest and fees on loans:
Taxable	$17,675	$16,895
Tax-exempt	867	1,128
Interest and dividends on investment securities available-for-sale:
Taxable	1,795	1,797
Tax-exempt	1,041	1,012
Dividends	17	21
Interest on interest-bearing balances with banks	2	7
Interest on federal funds sold	32	11
Total interest income	21,429	20,871

Interest expense:
Interest on deposits	3,004	3,234
Interest on short-term borrowings	100	140
Interest on long-term debt	144	506
Total interest expense	3,248	3,880
Net interest income	18,181	16,991
Provision for loan losses	495	1,365
Net interest income after provision for loan losses	17,686	15,626

Noninterest income:
Service charges, fees, commissions and others	2,527	2,344
Wealth management income	589	461
Mortgage banking income	458	653
Net gains (losses) on sale of investment securities available-for-sale	(1)	383
Total noninterest income	3,573	3,841

Noninterest expense:
Salaries and employee benefits expense	6,265	5,271
Net occupancy and equipment expense	2,520	2,290
Other expenses	4,474	3,496
Total noninterest expense	13,259	11,057
Income before income taxes	8,000	8,410
Provision for income tax expense	1,695	1,466
Net income	$6,305	$6,944

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$(3,306)	$2,089
Reclassification adjustment for gains included in net income	1	(383)
Income tax expense (benefit) related to other comprehensive income	(1,123)	580
Other comprehensive income (loss), net of income taxes	(2,182)	1,126
Comprehensive income	$4,123	$8,070

Per share data:
Net income	$2.04	$2.23
Cash dividends declared	$0.69	$0.64
Average common shares outstanding	3,085,901	3,118,298

Peoples Financial Services Corp.
Consolidated Statements of Income
(In thousands, except per share data)

Three months ended	Sept 30	June 30	March 31	Dec 31	Sept 30
	2013	2013	2013	2012	2012

Interest income:
Interest and fees on loans:
Taxable	$6,042	$6,003	$5,630	$5,732	$5,698
Tax-exempt	278	291	298	299	316
Interest and dividends on investment securities available-for-sale:
Taxable	630	580	585	528	558
Tax-exempt	345	347	349	330	325
Dividends	5	6	6	4	6
Interest on interest-bearing balances with banks		1	1	3	2
Interest on federal funds sold	18	7	7	12	11
Total interest income	7,318	7,235	6,876	6,908	6,916

Interest expense:
Interest on deposits	1,032	986	986	1,086	1,115
Interest on short-term borrowings	36	37	27	26	29
Interest on long-term debt	32	35	77	120	163
Total interest expense	1,100	1,058	1,090	1,232	1,307
Net interest income	6,218	6,177	5,786	5,676	5,609
Provision for loan losses	165	165	165	330	330
Net interest income after provision for loan losses	6,053	6,012	5,621	5,346	5,279

Noninterest income:
Service charges, fees, commissions and others	895	824	808	882	804
Wealth management income	195	197	197	164	180
Mortgage banking income	45	173	240	297	277
Net losses on sale of investment securities available-for-sale		(1)
Total noninterest income	1,135	1,193	1,245	1,343	1,261

Noninterest expense:
Salaries and employee benefits expense	2,307	2,090	1,868	1,776	1,792
Net occupancy and equipment expense	851	830	839	790	747
Other expenses	1,902	1,308	1,264	1,428	1,299
Total noninterest expense	5,060	4,228	3,971	3,994	3,838
Income before income taxes	2,128	2,977	2,895	2,695	2,702
Provision for income tax expense	385	695	615	519	462
Net income	$1,743	$2,282	$2,280	$2,176	$2,240

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$(520)	$(2,806)	$20	$159	$321
Reclassification adjustment for losses included in net income		1
Income tax expense (benefit) related to other comprehensive income	(176)	(954)	7	54	109
Other comprehensive income (loss), net of income taxes	(344)	(1,851)	13	105	212
Comprehensive income	$1,399	$431	$2,293	$2,281	$2,452

Per share data:
Net income	$0.56	$0.74	$0.74	$0.70	$0.72
Cash dividends declared	$0.23	$0.23	$0.23	$0.22	$0.22
Average common shares outstanding	3,087,249	3,085,937	3,084,487	3,113,524	3,118,356

Peoples Financial Services Corp.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

Three months ended	Sept 30	June 30	March 31	Dec 31	Sept 30
	2013	2013	2013	2012	2012

Net interest income:
Interest income
Loans, net:
Taxable	$6,042	$6,003	$5,630	$5,732	$5,698
Tax-exempt	422	440	452	453	479
Total loans, net	6,464	6,443	6,082	6,185	6,177
Investments:
Taxable	635	586	591	532	564
Tax-exempt	522	526	529	500	492
Total investments	1,157	1,112	1,120	1,032	1,056
Interest-bearing balances with banks		1	1	3	2
Federal funds sold	18	7	7	12	11
Total interest income	7,639	7,563	7,210	7,232	7,246
Interest expense:
Deposits	1,032	986	986	1,086	1,115
Short-term borrowings	36	37	27	26	29
Long-term debt	32	35	77	120	163
Total interest expense	1,100	1,058	1,090	1,232	1,307
Net interest income	$6,539	$6,505	$6,120	$6,000	$5,939

Loans, net:
Taxable	5.12%	5.29%	5.21%	5.22%	5.31%
Tax-exempt	5.40%	5.39%	5.52%	5.49%	5.59%
Total loans, net	5.14%	5.30%	5.23%	5.24%	5.34%
Investments:
Taxable	2.47%	2.42%	2.37%	2.07%	2.42%
Tax-exempt	4.42%	4.48%	4.55%	5.41%	5.90%
Total investments	3.08%	3.10%	3.06%	2.95%	3.33%
Interest-bearing balances with banks		1.40%	0.48%	0.93%	0.52%
Federal funds sold	0.29%	0.20%	0.37%	0.25%	0.23%
Total earning assets	4.50%	4.69%	4.65%	4.57%	4.75%
Interest expense:
Deposits	0.82%	0.82%	0.86%	0.93%	0.99%
Short-term borrowings	0.81%	0.81%	0.77%	0.77%	0.85%
Long-term debt	4.85%	4.96%	3.97%	3.61%	3.66%
Total interest-bearing liabilities	0.84%	0.85%	0.90%	0.99%	1.08%
Net interest spread	3.66%	3.84%	3.75%	3.58%	3.67%
Net interest margin	3.86%	4.03%	3.95%	3.79%	3.89%

Peoples Financial Services Corp.
Consolidated Balance Sheets
(In thousands, except per share data)

	Sept 30	June 30	March 31	Dec 31	Sept 30
At period end	2013	2013	2013	2012	2012

Assets:
Cash and due from banks	$12,724	$9,459	$7,591	$9,777	$8,014
Interest-bearing balances with banks	41	298	248	1,126	1,268
Federal funds sold	11,755	19,600	15,410	17,180	3,525
Investment securities available-for-sale	155,016	138,758	146,665	147,780	139,083
Loans held for sale	3,616	1,105	785	1,917	1,204
Loans, net	505,109	492,213	479,255	465,773	470,415
Less: allowance for loan losses	6,835	6,735	6,635	6,581	6,297
Net loans	498,274	485,478	472,620	459,192	464,118
Premises and equipment, net	8,621	8,748	8,645	8,685	8,581
Accrued interest receivable	3,395	3,481	3,433	3,272	3,391
Other assets	20,984	22,047	22,385	22,594	20,232
Total assets	$714,426	$688,974	$677,782	$671,523	$649,416

Liabilities:
Deposits:
Noninterest-bearing	$117,170	$112,063	$106,516	$102,322	$97,950
Interest-bearing	504,630	484,872	476,045	471,989	456,462
Total deposits	621,800	596,935	582,561	574,311	554,412
Short-term borrowings	17,854	17,972	19,975	12,764	13,598
Long-term debt	2,507	2,717	2,925	13,130	13,333
Accrued interest payable	219	211	204	425	263
Other liabilities	3,760	3,549	4,324	4,697	2,171
Total liabilities	646,140	621,384	609,989	605,327	583,777

Stockholders' equity:
Common stock, par value $2.00 authorized 12,500,000, shares issued 3,341,251;	6,683	6,683	6,683	6,683	6,683
Capital surplus	3,194	3,191	3,160	3,155	3,153
Retained earnings	61,956	60,923	59,352	57,781	56,291
Accumulated other comprehensive income	2,694	3,038	4,889	4,876	4,771
Less: Treasury stock, at cost, shares held 253,845; 254,045; 256,545; 256,995; 222,895	6,241	6,245	6,291	6,299	5,259
Total stockholders' equity	68,286	67,590	67,793	66,196	65,639
Total liabilities and stockholders' equity	$714,426	$688,974	$677,782	$671,523	$649,416

Peoples Financial Services Corp.
Consolidated Balance Sheets
(In thousands, except per share data)

	Sept 30	June 30	March 31	Dec 31	Sept 30
Average quarterly balances	2013	2013	2013	2012	2012

Assets:
Loans, net:
Taxable	$467,992	$455,318	$438,073	$436,953	$426,500
Tax-exempt	30,991	32,703	33,218	32,844	34,092
Total loans, net	498,983	488,021	471,291	469,797	460,592
Investments:
Taxable	102,170	97,014	101,328	102,244	92,860
Tax-exempt	46,862	47,066	47,197	36,785	33,180
Total investments	149,032	144,080	148,525	139,029	126,040
Interest-bearing balances with banks	220	286	841	1,282	1,523
Federal funds sold	24,592	14,238	7,652	18,898	19,168
Total earning assets	672,827	646,625	628,309	629,006	607,323
Other assets	35,596	34,432	34,081	34,297	40,111
Total assets	$708,423	$681,057	$662,390	$663,303	$647,434

Liabilities and stockholders' equity:
Deposits:
Interest-bearing	$499,898	$480,084	$467,597	$466,604	$449,946
Noninterest-bearing	116,204	108,037	102,126	100,685	98,725
Total deposits	616,102	588,121	569,723	567,289	548,671
Short-term borrowings	17,629	18,229	14,289	13,437	13,638
Long-term debt	2,619	2,828	7,868	13,239	17,735
Other liabilities	5,851	5,445	5,687	5,271	4,908
Total liabilities	642,201	614,623	597,567	599,236	584,952
Stockholders' equity	66,222	66,434	64,823	64,067	62,482
Total liabilities and stockholders' equity	$708,423	$681,057	$662,390	$663,303	$647,434

Peoples Financial Services Corp.
Asset Quality Data
(In thousands)

	Sept 30	June 30	March 31	Dec 31	Sept 30
At quarter end	2013	2013	2013	2012	2012

Nonperforming assets:
Nonaccrual/restructured loans	$9,429	$9,416	$9,717	$9,575	$7,453
Accruing loans past due 90 days or more	497	419	850	861	804
Foreclosed assets	1,043	1,958	2,013	2,003	2,304
Total nonperforming assets	$10,969	$11,793	$12,580	$12,439	$10,561

Three months ended

Allowance for loan losses:
Beginning balance	$6,735	$6,635	$6,581	$6,297	$5,916
Charge-offs	70	105	169	62	35
Recoveries	5	40	58	16	86
Provision for loan losses	165	165	165	330	330
Ending balance	$6,835	$6,735	$6,635	$6,581	$6,297

SOURCE Peoples Financial Services Corp.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570.879.2175 or scotts@peoplesnatbank.com

Co: Peoples Financial Services Corp.
St:   Pennsylvania
In:   Fin

Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company's including the Annual Report.